UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2018

ENOCHIAN BIOSCIENCES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Stumpedyssevej 17,

2970 Horsholm, Denmark

(Address of principal executive offices)

+1(510) 203-4857

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Introductory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on February 23, 2018 (the “Original 8-K”) solely for the purpose of providing the financial statements and pro forma financial information required by Regulation S-X with respect to the acquisition by Enochian Biosciences Inc., a Delaware corporation (the “Registrant”) of all the issued and outstanding shares of common stock of Enochian Biopharma, Inc., a Delaware corporation (the “Subsidiary”), pursuant to the Agreement and Plan of Merger dated January 12, 2018 (the “Merger Agreement”), by and among the Registrant, the Subsidiary, and Weird Science LLC, a California limited liability company and formerly the super majority stockholder of the Subsidiary.

This Form 8-K/A does not amend or modify the Original 8-K in any other respect, and this amendment should be read in conjunction with the Original 8-K, which is incorporated by reference herein. Except as set forth herein, no modifications have been made to information contained in the Original 8-K, and the Registrant has not updated any information contained therein to reflect events that have occurred since the date of the Original 8-K.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired. The financial statements of the Subsidiary required by Rule 8-04(b) of Regulation S-X, including the notes to such financial statements and the report of the independent auditor thereon are attached as Exhibit 99.1 hereto and incorporated herein by reference.

(b) Pro Forma Financial Information. The pro forma financial information required by Rule 8-05(b) of Regulation S-X and the notes related thereto, which reflect the acquisition of the Subsidiary, are attached as Exhibit 99.2 hereto and incorporated herein by reference.

(d)	Exhibits:

EXHIBIT NO.	DESCRIPTION	Location
99.1	Financial Statements of Business Acquired	Filed herewith
99.2	Pro Forma Financial Information	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOCHIAN BIOSCIENCES INC.

Date: April 3, 2018	By:	/s/ Robert Wolfe
	Name:	Robert Wolfe
	Title:	Chief Financial Officer